QUESTIONS AND ANSWERS


1.       What does UAP do?

         UAP, which stands for United Agri Products Companies, operates with 433 locations in the U.S. and 97 locations outside of the U.S. and distributes seed, fertilizer, and agricultural chemicals to the agricultural production community.

2.       Where are UAP's financial results located in your financial statements?

         UAP is one of three businesses which are reported in our Agricultural Products reporting segment. Our Agricultural Products segment reflects results for:
              *  UAP
              *  ConAgra Trade Group
              *  Food Ingredients.

3. In fiscal 1998 through 2000, what percentage of ConAgra Foods' sales and operating profit did UAP represent?

         In each of those years, UAP represented approximately 13% of total company sales and approximately 9% of total company operating profit.

4. What is the estimated impact of the restatement on previously reported financial highlights for 1998, 1999 and 2000 (dollars in millions except per-share amounts):

--------------------- ------------------------------------------------------------------------------------------------
                                                            Before Restatement
                                         Excluding Restructuring and Restructuring-Related Charges
--------------------- ------------------------------------------------------------------------------------------------
Reporting Period             Net          Operating Income     Income Before           Net             Income per
                          Sales (1)                            Income Taxes           Income          Share-diluted
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
1998                       24,271.1             1,572.9            1,041.0               627.0           1.35 (2)
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
1999                       25,020.2             1,706.3            1,123.1               696.3           1.46
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
2000                       25,805.4             1,909.7            1,287.5               798.3           1.67
--------------------- ------------------------------------------------------------------------------------------------

--------------------- ------------------------------------------------------------------------------------------------
                                                             After Restatement
                                         Excluding Restructuring and Restructuring-Related Charges
--------------------- ------------------------------------------------------------------------------------------------
Reporting Period             Net          Operating Income     Income Before           Net             Income per
                          Sales (1)                            Income Taxes           Income          Share-diluted
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
1998                       24,192.1             1,546.2            1,014.3               610.5            1.32 (2)
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
1999                       24,923.9             1,669.3            1,086.1               673.6            1.41
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
2000                       25,631.0             1,851.2            1,229.0               762.2            1.60
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------------------------------------------------------------------------------------
                                                            Before Restatement
                                         Including Restructuring and Restructuring-Related Charges
--------------------- ------------------------------------------------------------------------------------------------
Reporting Period             Net          Operating Income     Income Before           Net             Income per
                          Sales (1)                            Income Taxes           Income          Share-diluted
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
1998                       24,271.1             1,572.9            1,041.0               627.0            1.35 (2)
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
1999                       25,020.2             1,265.5              682.3               358.4            0.75
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
2000                       25,805.4             1,288.3              666.1               413.0            0.86
--------------------- ------------------------------------------------------------------------------------------------

--------------------- ------------------------------------------------------------------------------------------------
                                                             After Restatement
                                         Including Restructuring and Restructuring-Related Charges
--------------------- ------------------------------------------------------------------------------------------------
Reporting Period             Net          Operating Income     Income Before           Net             Income per
                          Sales (1)                            Income Taxes           Income          Share-diluted
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
1998                       24,192.1             1,546.2            1,014.3               610.5            1.32 (2)
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
1999                       24,923.9             1,228.5              645.3               355.7            0.70
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
2000                       25,631.0             1,229.8              607.6               376.9            0.79
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

(1) Certain reclassifications have been made to prior year amounts to conform with current year classifications.
(2) Income per share is before a $.03 cumulative effect of change in accounting.


5.       What is the estimated impact of the restatement on fiscal 2001?

         For fiscal 2001, the restatement is estimated to increase net sales by $350 million, increase income before income taxes by $127 million and increase income per fully-diluted share by $.15.

6. How much of your estimated adjustment of $.15 of fully-diluted earnings per share for fiscal 2001 will increase your fully-diluted earnings per share previously reported for the first three quarters of fiscal 2001?

         Approximately $.03

7. Does the restatement of earnings for fiscal 1998 through 2000, and the first nine months of fiscal 2001 change the cash flow throughout the restatement period?

         No. The restatement does not change the cumulative cash generated across the restatement period. This is due to the fact that while net income for some of the quarters may change due to the restatement, working capital accounts are also being restated. This results in no effect to the cash generated throughout the period.

8.       What are the revised quarterly results?

         The numbers in the press release are very recent and we have not yet computed the restated quarterly numbers. We will have the restated quarterly numbers by the time we announce our fourth quarter earnings at the end of June.

9. The press release mentioned deferred delivery sales. What does that mean?

         Deferred delivery sales are sales that are recognized before a product is shipped. At UAP, deferred delivery sales occurred when customers contracted for crop inputs that they would receive at a later date. This is consistent with generally accepted accounting principles, provided that certain revenue recognition criteria are met.

         Generally, a company recognizes sales revenue when title passes and the product is delivered to a customer. In most cases, a customer buys a product and walks out of the store with it, and there's no issue about the timing of revenue recognition. However, sometimes a customer may not be ready to take delivery of the product. The customer may not have sufficient space for inventory, or may not want to receive the product until ready to use it. In those situations, the selling company may "bill and hold" the product sale and recognize revenue prior to delivery of the product if certain accounting requirements are met, such as passing risk of ownership to the buyer, segregating the sold product from the seller's other inventory and having a fixed delivery schedule.

10. How will 2001 financial results be affected by the expected adjustments?

         Reported sales and profits in fiscal 2001 will increase in 2001 as a result of the expected adjustments. The increases are due to the changes in timing of revenue and profit recognition and the timing of bad debt expense recognition. Certain revenue and profit previously reported in fiscal 2000 will now be reported in fiscal 2001; and certain bad debt write-offs previously taken and reported in fiscal 2001 will be reflected in fiscal 1998, 1999 and 2000.

         For clarity, the change in accounting practice effective in fiscal 2001 means that UAP will book revenue and/or deferred delivery sales transactions upon transfer of title and shipment of product. This is consistent with our review of SAB 101 and will avoid future compliance issues with deferred delivery accounting requirements. Accordingly, any deferred delivery business conducted in the fourth quarter of fiscal 2001 will not be recognized until delivery in fiscal 2002.

11. When will the adjusted financial results for fiscal year ended May 27, 2001 be available?

         We expect to announce total company results for fiscal year ended May 27, 2001 during the last week of June. Following June 2001, revised financial statements for fiscal 1998 through 2000 and related auditors reports will be issued.

12. Have you taken any personnel actions regarding responsible persons at UAP?

         The Company's investigation of this matter is ongoing and we cannot give you any specific information today concerning the responsibility of, or actions taken or to be taken with respect to any individual; however, appropriate corrective actions will be taken and those who are responsible will be disciplined or dismissed. A new UAP chief operating officer was appointed in August 2000 and a new UAP senior financial officer was appointed in October 2000.

13. Are the accounting changes for the EITF's that you reported you were reviewing in your third quarter 10-Q reflected in the expected adjustments set forth in the press release?

         No, the expected restatements described in the press release do not reflect the adoption of these pronouncements. As previously reported, in conjunction with the adoption of the EITF pronouncements, the Company is assessing accounting policies potentially impacted by the new pronouncements as well as several other pending EITF issues.

14.      What law firm was retained by the Audit Committee as outside counsel?

         Gibson, Dunn & Crutcher LLP.